                                                                   EXHIBIT 10.13


                     QUAKER FABRIC CORPORATION OF FALL RIVER
                            QUAKER FABRIC CORPORATION
                               941 Grinnell Street
                              Fall River, MA 02721

                CHARLES MCANSIN ASSOCIATES, A LIMITED PARTNERSHIP
                            100 Vesper Executive Park
                               Tyngsboro, MA 01879

                                December 16, 2004


Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn:  Katharine E. Bachman, Esq.

         Re: 81 Commerce Road, Fall River, Massachusetts

Ladies and Gentlemen:

         This letter serves as escrow instructions from the undersigned Quaker Fabric Corporation of Fall River and Quaker Fabric Corporation (collectively, "Quaker"), and Charles McAnsin Associates, a Limited Partnership ("McAnsin"), pursuant to which four (4) originals of each the following documents ("Escrow Documents") are herewith deposited with you:

1.       Lease between McAnsin, as landlord, and Quaker, as tenant;

2.       Notice of Lease;

3.       Guaranty of Quaker Fabric Corporation;

4.       Use and Occupancy Agreement between Quaker and Joan Fabric
Corporation; and

5. Bank North Subordination, Non-Disturbance Agreement ("Bank North SNDA")(not yet executed by Bank North).

         The undersigned hereby direct you to hold the Escrow Documents in escrow with your firm until the undersigned have each given written notice to you that the following conditions precedent to the release of the Escrow Documents ("Release Conditions") have been satisfied or waived:

1. Execution and delivery by the Fall River Redevelopment Authority of a Recognition and Attornment in the form of Exhibit A;

2. Execution and delivery by the Fall River Redevelopment Authority of an Estoppel Certificate in the form of Exhibit B;

3.       Execution and delivery by Bank North of the Bank North SNDA;

4. Evidence of execution and recording of discharge of prior mortgage documents from Fleet Bank;

5.       Termination of Main Street Textiles Lease, with Bank North consent;

6. Quaker Fabric Corporation of Fall River Clerk's Certificate of Vote re Lease;

7.       Quaker Fabric Corporation Clerk's Certificate re Guaranty;

8.       Limited Partner Consent of McAnsin;

9. Legal Existence Certificate showing McDonna LLC as General Partner of McAnsin; and

10.      Legal Existence Certificate showing authorized signatory for McDonna
LLC.

         In the event that you have not received written notice of satisfaction or waiver of the Release Conditions from each of the undersigned by January 14, 2005, you are authorized and directed, absent instructions to the contrary from each of the undersigned, to destroy the Escrow Documents, and the same shall have no further force or effect. In the event that you have received written notice of satisfaction or waiver of the Release Conditions from each of the undersigned by January 14, 2005, you shall release two (2) counterpart originals of each of the Escrow Documents to Quaker and McAnsin. In such event, the Escrow Documents shall be deemed effective between the parties from and after January 1, 2005.

         We agree that your service as Escrow Agent hereunder shall be governed by the terms and conditions attached hereto as Schedule A. Kindly confirm your acceptance of these terms by acknowledging the enclosed copy of this letter.

         Executed as of the day and year first above written.

                                    QUAKER FABRIC CORPORATION OF FALL RIVER


                                    By:         /s/
                                      ----------------------------------


                                    QUAKER FABRIC CORPORATION


                                    By:         /s/
                                      ----------------------------------

                                    CHARLES MCANSIN ASSOCIATES,
                                    A LIMITED PARTNERSHIP
                                    By:     McDonna LLC


                                    By:         /s/
                                      ----------------------------------


ACCEPTED AND AGREED:
WILMER CUTLER PICKERING HALE AND DORR LLP, ESCROW AGENT

By:         /s/
  ------------------------------------
  Katharine E. Bachman, Senior Partner

                                   SCHEDULE A

         Escrow Agent shall hold the Escrow Documents in accordance with the terms and provisions of this Agreement, subject to the following:

                  1.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

                  1.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

                  1.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, the parties to this Agreement, jointly and severally, shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection The parties hereto, jointly and severally, shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

                  1.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the disposition of the Escrow Documents, Escrow Agent shall hold the Escrow Documents until the receipt of written instructions from each party, or, in the absence of such agreement, a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

                  1.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct. Escrow Agent shall not be disqualified from its representation of Quaker by virtue of its service as escrow agent hereunder.